EXHIBIT 5:     Attorney Opinion Letter.

                           101 Convention Center Drive Suite 1225
                                    Las Vegas, Nevada  USA  89109
                                           Office: (702) 894-9400
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                                         E-Mail: hga@attorney.com
Harold P. Gewerter, Esq., Ltd.
Harold P. Gewerter, Esq.


                                                  October 3, 2001

Kelly P. Jones, President
Medical Staffing Solutions, Inc.
3021 West Excel
Spokane, Washington 99208

Re:  Proposed  Sale  of Common Stock by Shareholders  of  Medical
Staffing Solutions, Inc. and Certain of its Shareholders

Dear Mr. Jones:

At your request, we are rendering this opinion in connection with a proposed sale by Medical Staffing Solutions, Inc., a Nevada corporation (the "Company"), and certain of its shareholders ("Selling Shareholders"), of up to 500,000 shares of common stock, $0.001 par value (the "Common Stock"). The Selling Shareholders are identified in the Registration Statement on Form SB-2 originally dated October 3, 2001.

We have examined instruments, documents and records, which we deemed relevant and necessary for the basis of our opinion hereinafter expressed. We have done so in light of Title 17 of the Nevada Revised Statutes Chapters 78 and 90 et. seq. In such examination, we have assumed the following: (a) the authenticity of original documents and the genuineness of all signatures; (b) the conformity to the originals of all documents submitted to us as copies; and (c) the truth, accuracy and completeness of the information, representations and warranties contained in the records, documents, instruments and certificates we have reviewed.

Based on such examination and the applicable laws of the State of Nevada, we are of the opinion that 500,000 shares of Common Stock to be sold by the Company and the Selling Shareholders are, as of the date hereof, duly authorized shares of Common Stock, which have been legally issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion as an exhibit to the above-referenced Registration Statement and to the use of our name wherever it appears in said Registration Statement, including the Prospectus constituting a part thereof, as originally filed or as subsequently amended or supplemented. In giving such consent, we do not consider that we are "experts" within the meaning of such term as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission issued thereunder, with respect to any part of the Registration Statement, including this opinion as an exhibit or otherwise.

Sincerely,
/s/ Harold P. Gerwerter, Esq
Harold P. Gerwerter, Esq.